Exhibit 10.2

                                                                  LINE OF CREDIT
--------------------------------------------------------------------------------

1. CREDIT AGREEMENT - This Note evidences the obligations for loans made to SONICSAFE.COM Corp. (the "Corporation") by Andre Danesh. The Corporation agrees to repay to Andre Danesh the loans and the interest thereon and other charges as provided in this Note. The aggregate amount of loans the corporation may request under this Note that may be outstanding at any one time is not to exceed $1,000,000.00 (the "Credit Limit") . Subject to the terms hereof, the Corporation may borrow, prepay and reborrow after the date of this Note to the close of business on the SECOND anniversary of the date hereof, or the termination of this Note, whichever is earlier. As used in this Section, close of business shall mean 3:00 P.M. Boston EST or EDT, as the case may be.

2. USE OF LOAN PROCEEDS - The Corporation may use the loans for any purpose.

3. METHOD OF BORROWING - Borrowings under this Note shall be made by written request to Andre Danesh to advance funds to the Corporation.

4. AMOUNT OF BORROWING - Andre Danesh has agreed to advance funds to the Corporation by deposit to the Corporation's checking account. The amount of the advance may be in any amount up to the Credit Limit. Each Borrowing under this Note may be in any amount remaining up to the available Credit Limit. Provided, however, the minimum credit advance is $5,000.00.

5. FINANCE CHARGE - The Corporation agrees to pay a finance charge on the unpaid loans made by Andre Danesh at the annual rate of nine (9%) percent.

6. PAYMENT PROMISE - Until the SECOND anniversary of the date of this Note or an earlier termination of the right to borrow under this Note, the Corporation agrees to pay a minimum payment on the loan by the due date shown on the monthly billing statement. The minimum monthly payment will be .75% of the outstanding principal balance at the close of the monthly billing.

After the SECOND anniversary of this Note, the outstanding principal balance plus the finance charge that accrued thereon shall be due and payable.

      If Andre Danesh or his successor, has not received the full amount of any payment within fifteen (15) calendar days after the date it is due, the Corporation must pay a late charge equal to Five (5%) percent of the overdue payment of principal and interest.

7. PREPAYMENTS - The Corporation may prepay any loans, in whole or in part, at any time or from time to time, without penalty or premium.

8. APPLICATION OF PAYMENTS - Each payment received by Andre Danesh will first be applied to any unpaid fees or expenses, then to any finance charges due, then to outstanding principal, and finally to finance charges accrued but not yet due.

9. CONDITIONS OF EACH LOAN

      (a) The obligation of Andre Danesh to make each loan under this Note is subject to the following conditions precedent:

            (i) This Note shall have been executed by the Corporation and delivered to him and shall be in full force and effect;

            (ii) All documents and legal matters incident to the transaction hereby contemplated shall be satisfactorily executed and delivered.

      (b) In addition, Andre Dnaesh can refuse to make additional extensions of credit or reduce the Corporation's Credit Limit if:

            (i) He reasonably believes the Corporation will not be able to meet the repayment requirements due to a material change in its financial circumstances;

            (ii) The Corporation is in default of a material obligation in this Note;

            (iii) Government action prevents Andre Danesh from imposing the annual percentage rate as provided.

            (iv) A regulatory agency has notified the Corporation or Andre Danesh that continued advances would constitute an unsafe and unsound practice;

            (v)   An Event of Default has occurred.

10. DEFAULTS - The occurrence of any of the following events shall constitute an Event of Default under this Note.

      (a)   The Corporation has not met the repayment terms of the Note.

11. REMEDIES - Upon any Event of Default, Andre Danesh may exercise any or all of the following remedies without notice:

      (a) declare this revolving credit commitment to be terminated, whereupon he shall no longer have any obligation to make the loans hereunder, and

      (b) declare any and all indebtedness forthwith due and payable without presentment, demand, notice or protest, and

12. LENDER'S EXPENSES - The Corporation shall reimburse Andre Danesh for the out-of-pocket expenses, including reasonable attorney's fees, incurred by him in connection with the preparation of this Note and the making of the loans, as stated below, and any additional expenses, including reasonable attorney's fees, in connection with the collection of the loans.

13. TERMINATION - The Corporation's right to borrow under this Note will terminate automatically on the SECOND anniversary of the date it is signed, or may terminate earlier as provided in this Note. If the Corporation's right to borrow is terminated, it must still pay the amount owed under the terms of this Note.

14. MISCELLANEOUS

      (a) Any signatory to this Note or endorser of it waives certain rights. Those rights are the right to require a demand for payment of amounts due (known as "presentment") and the right to require notice that amounts due have not been paid (known as "notice of dishonor").

      (b) Notices required to be given under this Note will be deemed to have been sufficiently given or served for all purposes when sent by United States mail to the Corporation's address in the records of Andre Danesh and if to Andre Danesh at his address at 1330 Beacon Street, Brookline, MA 02446.

      (c) Any guarantor, surety, or endorser of this Note is also obligated to pay the full amount owed and to keep all the promises made in this Note.

      (d) No delay or failure to exercise any of Andre Danesh's rights under this Note will operate as a waiver of any present or future default or prevent him from enforcing any requirement of this Note later.

      (e) This Note and the Corporation's rights, privileges and obligations hereunder may not be assigned to or assumed by any entity or person without the written consent of Andre Danesh which he may choose to withhold in his sole discretion. Any entity or person who is permitted by him to take over the rights and obligations under this Note will have all of the rights and must keep all of the promises made under this Note.

      (f) Questions about this Note will be decided by Massachusetts and applicable federal law. If any term of this Note conflicts with applicable law, that term will be deemed to be modified to comply with the law and the validity of this Note shall not be affected.

      Agreed to and executed as a sealed instrument on this 4th day of May, 2000.

                                            Borrower
                                            SONICSAFE.COM Corp.


/s/ David Reznikow                          by: /s/ Andre Danesh
---------------------------                     --------------------------------
Witness                                         Lender Andre Danesh


/s/ David Reznikow                          by: /s/ Andre Danesh
---------------------------                     --------------------------------
Witness                                         Andre Danesh, President
                                                     SONICSAFE. COM